UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2025

LIMBACH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

797 Commonwealth Drive, Warrendale, Pennsylvania 15086
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	LMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement
On June 27, 2025, Limbach Facility Services LLC (“Borrower”), Limbach Holdings LLC, and other designated parties entered into a second amendment to the Second A&R Wintrust Credit Agreement (the “Second Amendment to the Second A&R Wintrust Credit Agreement”) with Wheaton Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation (collectively, “Wintrust”), as administrative agent, and the other lenders party thereto, which amends that certain Second A&R Wintrust Credit Agreement, dated as of May 5, 2023 (as amended by that certain First Amendment to the Second A&R Wintrust Credit Agreement, dated as of March 13, 2024). The Second Amendment to the Second A&R Wintrust Credit Agreement provides for, among other things, (i) an upsize of the aggregate principal amount of the senior secured revolving credit facility from $50.0 million to $100.0 million, (ii) modifying the definition of “L/C Sublimit” to increase the sublimit for the issuance of letters of credit from $10.0 million to $20.0 million, (iii) an extension of the revolving credit scheduled maturity date from February 24, 2028 to July 1, 2030, (iv) a decrease in the applicable margins for Term SOFR and Prime Rate (each defined in the Second Amendment to the Second A&R Wintrust Credit Agreement) revolving loans as determined with reference to the Borrower’s Senior Leverage Ratio (as defined in the Second Amendment to the Second A&R Wintrust Credit Agreement), (v) a term loan conversion feature, allowing the Borrower, subject to certain conditions, to convert outstanding revolving loans into one or more term loan tranches, (vi) the removal of certain covenant requirements, specifically in relation to the Borrower’s Borrowing Base, as formerly defined in the Second A&R Wintrust Credit Agreement, and (vii) modification to certain defined terms to reflect updated operational and financial terms. The Second Amendment to the Second A&R Wintrust Credit Agreement also includes other conforming and corresponding changes related to the modifications referenced above.
The foregoing description of the Second Amendment to the Second A&R Wintrust Credit Agreement is a summary only, it does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Second Amendment to the Second A&R Wintrust Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
To the extent applicable, the information included in Item 1.01 regarding the Second Amendment to the Second A&R Wintrust Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure
On July 1, 2025, Limbach Holdings, Inc. (the “Company”) issued a press release announcing the closing of the acquisition of Woodbury, Minnesota-based mechanical contractor, Pioneer Power, Inc., for an initial purchase price at closing of $66.1 million to be paid through a combination of available cash and the Company’s revolving credit facility.
The information in this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*
Second Amendment to the Second Amended and Restated Credit Agreement, dated as of June 27, 2025, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Loan Parties party thereto, the Lenders party thereto and Wheaton Bank & Trust Company, N.A., as Administrative Agent and L/C Issuer.

99.1	Press Release dated July 1, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)
*    Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Issuer will furnish the omitted schedules to the SEC upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Executive Vice President and Chief Financial Officer

Dated: July 1, 2025